Exhibit 10.9
STARBOARD RESOURCES, INC.

2014 EQUITY INCENTIVE PLAN
Adopted as of August 14, 2014

1. PURPOSE.

The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Starboard Resources, Inc. (the “Company”) and its Subsidiaries, including employees, non-employee directors and consultants, by offering them an opportunity to participate in the Company’s future performance through awards of Options, the right to purchase Shares, through awards or bonuses of Shares and awards of Stock Units, Stock Appreciation Rights (“SARs”), and other Share-based awards. Capitalized terms not otherwise defined in the Plan have the respective meanings set forth in Section 2 below.

2. DEFINITIONS.

As used in this Plan, the following terms will have the following respective meanings:

“AWARD” means any award under this Plan, including any Option, Stock Award, SAR, Stock Unit, Stock Bonus or other Share-based award under this Plan.

“AWARD AGREEMENT” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.  In the event of a contradiction between the terms of this Plan and an Award Agreement, the terms of the Award Agreement shall govern the terms of the subject Award and the entitlements of the Participant in respect of such Award.

“BOARD OF  DIRECTORS” or “BOARD”  means the Board of Directors of the Company.

“CAUSE” means, with respect to a Participant, (a) the meaning of such term (or similar applicable term) provided for in such Participant’s Services Agreement or (b) in the case of a Participant who is not party to a Services Agreement, any cause, as defined by applicable law, for the termination of a Participant’s employment (or other services relationship) with the Company or a Parent or Subsidiary.

“CHANGE OF CONTROL” shall be deemed to have occurred if:

(i)
any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another entity and in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, equity interest entitling such shareholders to more than fifty percent (50%) of all votes to which all equity interest holders of the parent entity would be entitled in the election of directors;

(ii)
the consummation of (1) a merger or consolidation of the Company with another entity where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, equity interests entitling such shareholders to more than 50% of all votes to which all equity interest holders with the right to vote of the surviving entity would be entitled in the election of directors, (2) a sale or other disposition of all or substantially all of the assets of the Company, or (3) a liquidation or dissolution of the Company; or

(iii)
after the Effective Date, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than one year, unless the election or nomination for election of each new director who was not a director at the beginning of such one-year period was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such period.

Notwithstanding the foregoing, for any Awards subject to the requirements of section 409A of the Code that will become payable on a Change of Control, the transaction constituting a “Change of Control” must also constitute a “change in control event” for purposes of section 409A(a)(2)(A)(v) of the Code.

“CODE” means the Internal Revenue Code of 1986, as amended from time to time and all regulations, interpretations, and administrative guidance issued thereunder.

“COMMITTEE” means (i) with respect to Awards to Employees and Consultants, the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, and (ii) with respect to Awards made to Non-Employee Directors, the Board or its delegate. Notwithstanding the foregoing, with respect to Awards to Employees that are intended to be “qualified performance-based compensation” under section 162(m) of the Code, as well as to Employees who are officers of the Company, the Committee shall consist of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Code and related Treasury regulations and “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act.

“COMPANY” means Starboard Resources, Inc., a Delaware corporation, or any successor business entity.

“CONSULTANT” means a professional who is engaged by the Company to provide professional or expert advice to the Company but is not an Employee.

“DIRECTOR” means a member of the Board, including Employee-Directors and Non-Employee Directors.

“DISABILITY” means, with respect to a Participant, (a) the meaning of such term (or similar applicable term) provided for in such Participant’s Services Agreement or (b) in the case of a Participant who is not party to a Services Agreement, a disability, whether temporary or permanent, partial or total, as determined by Committee.

“DIVIDEND EQUIVALENT” means an amount calculated with respect to a Stock Unit, which is determined by multiplying the number of Shares subject to the Stock Unit by the per-Share cash dividend, or the per-Share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Shares. If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.
“EMPLOYEE” means an employee of the Company.

“EMPLOYEE-DIRECTOR” means a member of the Board who is an Employee.
“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.

“EXERCISE PRICE” means the price per Share at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.
“FAIR MARKET VALUE” means, as of any date, the value of a share of the Shares determined as follows:

(a)   if Shares are publicly traded and are then listed on a national securities exchange, their closing price on the date of determination if at least 100 Shares were traded on such date, otherwise the closing price on the last preceding date on which at least 100 Shares were traded, on the principal national securities exchange on which the Shares are listed or admitted to trading;

(b)   if the foregoing is not applicable, by the Committee in good faith.

“NON-EMPLOYEE DIRECTOR” means a member of the Board who is not an Employee.

“OPTION” means an award of an option to purchase Shares pursuant to Section 6.

“PARENT” means any corporation or other entity (other than the Company) in an unbroken chain of entities ending with the Company if each of such entities other than the Company owns voting securities possessing 50% or more of the total combined voting power of all classes of equity securities in one of the other entities in such chain.

“PARTICIPANT” means a person who receives an Award under this Plan.

“PERFORMANCE FACTORS” means the factors selected by the Committee, in its sole and absolute discretion, to determine whether the performance goals applicable to Awards have been satisfied, including, without limitation, the following factors:

(a)   net revenue and/or net revenue growth;
(b) earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;
(c)   operating income and/or operating income growth;
(d)   net income and/or net income growth;
(e)   earnings per share and/or earnings per share growth;
(f) total Shareholder return and/or total Shareholder return growth;
(g)   return on equity;
(h)   operating cash flow return on income;
(i)    adjusted operating cash flow return on income;
(j)    economic value added;
(k)   periodic increases in proved or probable oil and gas reserves;
(l)    periodic increases in oil and gas production; and
(k)   individual business objectives.

“PERFORMANCE PERIOD” means the period of service determined by the Committee, not to exceed five years, during which period of service or performance is to be measured for Stock Awards or Stock Bonuses, if such Awards are restricted.

“PLAN” means this Starboard Resources, Inc. 2014 Equity Incentive Plan, as amended from time to time in accordance with its terms.

“PURCHASE PRICE” means the price at which the Participant of a Stock Award may purchase the Shares.
“SEC” means the Securities and Exchange Commission.

“SERVICES AGREEMENT” means an employment, consulting or services agreement between a Participant and the Company (or Parent or Subsidiary thereof).
“SHARES” means shares of the Company’s common stock, $.001 par value per Share, issuable under the Company’s Certificate of Incorporation and Bylaws, as amended, as adjusted pursuant to Sections 3 and 23, and any successor security.

“STOCK APPRECIATION RIGHT” means an award of a stock appreciation right, as described in Section 10.
“STOCK AWARD” means an award of Shares pursuant to Section 7.

“STOCK BONUS” means an award of Shares, or cash in lieu of Shares, pursuant to Section 8.

“STOCK UNIT” means an Award of a stock unit pursuant to Section 9.

“SUBSIDIARY” means any corporation or other entity (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last such entity in the unbroken chain owns equity interests possessing fifty (50%) or more of the total combined voting power of all classes of equity interests in one of the other entities in such chain.

“TERMINATION” or “TERMINATED” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Company, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to a formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement.  Subject to the terms of a Participant’s Services Agreement, the Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

3. SHARES SUBJECT TO THE PLAN.

3.1   Amount of Shares Available. Subject to Sections 3.2 and 23, the total aggregate number of Shares reserved and available for grant and issuance (or otherwise covered by Awards) pursuant to this Plan shall be 2,243,266 Shares and will include Shares that are subject to: (a) issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) an Award granted hereunder but forfeited or repurchased by the Company at the original issue price; (c) an Award that otherwise terminates without Shares being issued; and (d) an Award that does not become exercisable (or is forfeited) during such Award’s stated term or which expires in accordance with its terms. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

3.2   Adjustment of Shares. If there shall occur any change with respect to the outstanding Shares by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution with respect to the Shares, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Shares, the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan (and then outstanding Awards), cause an adjustment to be made in (i) the maximum numbers and kind of Shares provided in Sections 3.1 and 3.3 hereof, (ii) the numbers and kind of Shares, units, or other rights subject to then outstanding Awards, (iii) the exercise price of outstanding Options and the base, strike or exercise price for each Share or unit or other right subject to then outstanding Awards, (iv) the performance measures or goals relating to the vesting of an Award and (v) any other terms of an Award that are affected by the subject event to prevent dilution or enlargement of a Participant’s rights under an Award. Notwithstanding the foregoing, in the case of Incentive Stock Options (as defined in Section 6 below), any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

3.3  Individual Limits. All Awards under the Plan (other than Dividend Equivalents) shall be expressed in Shares. The maximum aggregate number of Shares that may be subject to such Awards granted pursuant to this Plan that are granted to any individual during any calendar year shall be 450,000 Shares, subject to adjustment as described in this Section 3 and Section 3.2. The individual share limit set forth above in this Section 3.3 shall apply without regard to whether the Awards are to be paid in Shares or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the Shares to which the cash payments relate. A Participant may not accrue Dividend Equivalents or other cash payments with respect to Awards under the Plan during any calendar year in excess of $2,000,000.00. Notwithstanding the foregoing, there shall be no limits on cashless exercises of Shares, and any spread on Awards as a result of increase in equity values shall be exempt from the limits of this Subsection 3.3. The maximum number of Shares that may be covered by NQSO (as defined in Section 6 below) or SARs granted to any individual Non-Employee Director during any calendar year under the Plan is 30,000.

4. ELIGIBILITY.

ISOs (as defined in Section 6 below) may be granted only to employees (including officers and directors who are deemed to be employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to by the Committee to Officers, Directors, Employees, agents and Consultants of the Company or any Parent or Subsidiary of the Company. A person may be granted more than one Award under this Plan.

5. ADMINISTRATION.

5.1   Committee. The Plan shall be administered and interpreted by the Committee.

5.2   Committee’ Authority. The Committee will have the authority to:

(a)	construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)	prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)	select persons to receive Awards;

(d)	determine the form, terms and conditions of Awards;

(e)	determine the number of Shares or other consideration subject to Awards;

(f)
determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary;

(g)	grant waivers of Plan or Award conditions;

(h)	determine the vesting, exercisability and payment of Awards;

(i)	correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j)	determine whether an Award has been earned in accordance with and subject to its terms; and

(k)	make all other determinations necessary or advisable for the administration of this Plan.

The Board of Directors shall have the authority to amend or terminate the Plan, provided, however, the Board of Directors will not amend the Plan in any manner that requires Shareholder approval without such approval; provided that no such amendment or termination shall adversely affect effect a Participant’s rights under outstanding Awards.

5.3   Committee’ Discretion. Any determination made by the Committee with respect to any Award will be made at the time of the grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan.  No member of the Committee or the Board of Directors shall be personally liable for any action taken or decision made in good faith relating to this Plan, and all members of the Committee and the Board of Directors shall be fully protected and indemnified to the fullest extent permitted under applicable law by the Company in respect to any such action, determination, or interpretation.

6. OPTIONS.

The Committee may grant Options to eligible persons and will determine whether such Options will be “Incentive Stock Options” within the meaning of the Code (“ISO”) or “Nonqualified Stock Options” within the meaning of the Code (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option.  Unless specifically set forth to the contrary in an Share Option Agreement (as defined below), the terms of such Option shall be subject to the following terms and conditions:

6.1   Form of Option Award. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (hereinafter referred to as the “Share Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

6.2   Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Share Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

6.3   Exercise Period. Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Share Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Owner”) will be exercisable after the expiration of five years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines, provided, however, that in all events a Participant will be entitled to exercise an Option at the rate of at least 20% per year over five years from the date of grant, subject to reasonable conditions such as continued employment; and further provided that an Option granted to a Participant who is an officer or director may become fully exercisable at any time or during any period established by the Company.

6.4   Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than 85% of the Fair Market Value of the Shares on the date of grant; provided that: (a) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; and (b) the Exercise Price of any Option granted to a Ten Percent Owner will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 15 of this Plan.

6.5   Method of Exercise. Options may be exercised only by delivery to the Company of a written Shares option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee, which need not be the same for each Participant, stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding the Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased (where the purchase price therefor shall be paid in accordance with Section 15 below).

6.6   Termination. Unless set forth in a Participant’s Services Agreement or Share Option Agreement, exercise of an Option will always be subject to the following:

(a)
If the Participant’s service is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date, but must be exercised no later than three months after the Termination Date (or such longer time period not exceeding five years as may be approved by the Committee, with any exercise beyond three months after the Termination Date deemed to be an NQSO).

(b)
If the Participant’s service is Terminated because of the Participant’s death or Disability (or the Participant dies within three months after a Termination other than for Cause or because of Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative) no later than twelve months after the Termination Date (or such longer time period not exceeding five years as may be approved by the Committee, with any such exercise beyond (i) three months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (ii) twelve months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO).

(c)
Notwithstanding the provisions in paragraph 6.6(a) above, if the Participant’s service is Terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after Termination, whether or not after Termination the Participant may receive payment from the Company or a Subsidiary for vacation pay, for services rendered prior to Termination, for services rendered for the day on which Termination occurs, for salary in lieu of notice, or for any other benefits. For the purpose of this paragraph, Termination shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his or her service is Terminated.

6.7   Limitations on Exercise. No less than 500 Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Participant from exercising an Option for the full number of Shares for which it is then exercisable.

6.8   Limitations on ISO. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000.00.  If the Fair Market Value of Shares on the date of grant with respect to which ISO are exercisable for the first time by a Participant during any calendar year exceeds $100,000.00, then the Options for the first $100,000.00 worth of Shares to become exercisable in such calendar year will be ISO and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

6.9   Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefore, provided that any such action may not, without the written consent of a Participant, impair or diminish any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 6.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.  Notwithstanding anything to the contrary herein, the Committee may reprice any Option (or other Award) without the approval of the Company Shareholders. For this purpose, “reprice” means (i) any of the following or any other action that has the same effect: (A) lowering the exercise price (or base or strike price/value) of an Option (or other Award) after it is granted, (B) any other action that is treated as a repricing under U.S. generally accepted accounting principles (“GAAP”), or (C) cancelling an Award at a time when its exercise/base/strike price exceeds the Fair Market Value of the underlying Shares, in exchange for another Award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; and (ii) any other action that is considered to be a repricing under formal or informal guidance issued by the securities exchange upon which the Company’s securities are listed.

6.10   No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

7. STOCK AWARDS.

A Stock Award is an offer by the Company to sell to an eligible person Shares that may or may not be subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the “Purchase Price”), the restrictions to which the Shares will be subject, if any, and all other terms and conditions of the Stock Award, subject to the following:

7.1   Form of Stock Award. All purchases under a Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (the “Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of a Stock Award will be accepted by the Participant’s execution and delivery of the Stock Purchase Agreement and payment for the Shares to the Company in accordance with the Stock Purchase Agreement.

7.2   Purchase Price. The Purchase Price of Shares sold pursuant to a Stock Award will be determined by the Committee on the date the Stock Award is granted and may not be less than 85% of the Fair Market Value of the Shares on the grant date, except in the case of a sale to a Ten Percent Owner, in which case the Purchase Price will be 100% the Fair Market Value. Payment of the Purchase Price must be made in accordance with Section 15 of this Plan.

7.3   Terms of Stock Awards. Stock Awards may be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified term of service with the Company or upon completion of the performance goals as set out in advance in the Participant’s individual Stock Purchase Agreement. Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Stock Award subject to restrictions, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the transfer of any Stock Award, the Committee shall determine the extent to which such Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Awards that are subject to different Performance Periods and have different performance goals and other criteria.

7.4   Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Award only to the extent earned as of the date of Termination in accordance with the Stock Purchase Agreement, unless the Committee determines otherwise.

8. STOCK BONUSES.

8.1   Awards of Stock Bonuses. A Stock Bonus is an award of Shares for extraordinary services rendered to the Company or any Parent or Subsidiary of the Company. A Stock Bonus will be awarded pursuant to an Award Agreement (the “Stock Bonus Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant’s individual Award Agreement (the “Performance Stock Bonus Agreement”). Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine.

8.2   Terms of Stock Bonuses. The Committee will determine the number of Shares to be awarded to the Participant. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Stock Bonus; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Stock Bonus, the Committee shall determine the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deem necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

8.3   Form of Payment. The earned portion of a Stock Bonus may be paid to the Participant by the Company either currently or on a deferred basis, as agreed by the Participant and the Company, with such interest or dividend equivalent, if any, as the Committee may determine. Payment of an interest or dividend equivalent (if any) may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, as the Committee will determine.

9. STOCK UNITS

9.1 General Requirements. The Committee may grant Stock Units to an Employee, Non-Employee Director or Consultant, upon such terms and conditions as the Committee deems appropriate under this Section 9. Each Stock Unit shall represent the right of the Participant to receive a Share or an amount based on the value of a Share. All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

9.2  Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals and/or satisfaction of certain condition. Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units; each of which shall be set forth in the applicable Award Agreement.

9.3  Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Shares, or in a combination of the two, as determined by the Committee. The Award Agreement shall specify the maximum number of Shares that can be issued under the Stock Units.

9.4  Requirement of Employment or Service. The Committee shall determine in the Award Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

9.5  Dividend Equivalents. The Committee may grant Dividend Equivalents in connection with Stock Units, under such terms and conditions as the Committee deems appropriate. Dividend Equivalents may be paid to Participants as and when the underlying Stock Units are payable, or may be deferred. All Dividend Equivalents shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.

10. STOCK APPRECIATION RIGHTS

10.1           General Requirements. The Committee may grant SARs to Employees, Non-Employee Directors or Consultants separately or in tandem with an Option. The Committee shall establish the number of Shares, the terms and the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be not less than the Fair Market Value of a Share as of the date of grant of the SAR.

10.2  Tandem SARs. The Committee may grant tandem SARs either at the time an Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of Shares that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Shares covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of Shares.  Each such termination shall allow the Participant the opportunity to exercise the tandem SAR in connection with the related Option exercise.

10.3  Exercisability; Term. A SAR shall become exercisable in accordance with such terms and conditions as may be specified in the Award Agreement. The Committee may grant SARs that are subject to achievement of performance goals or other conditions each which hall be specified in the Award Agreement. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Committee shall determine in the Award Agreement under what circumstances and during what periods a Participant may exercise a SAR after termination of employment or service. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable. The Committee shall determine the term of each SAR, which shall not exceed ten years from the date of grant.

10.4  Grants to Non-Exempt Employees. SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

10.5  Exercise of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Shares on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Award Agreement.

10.6  Form of Payment. The Committee shall determine whether the stock appreciation for a SAR shall be paid in the form of Shares, cash or a combination of the two. The Committee shall consider tax withholding requirements in allocating payments in Shares. For purposes of calculating the number of Shares to be received, Shares shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share. All SARs are subject to the withholdings provided in Section 14 below.

11. OTHER SHARE-BASED AWARDS

The Committee may grant other Awards not specified in Sections 6, 7, 8, 9 and 10 above that are based on or measured by Shares to Employees, Non-Employee Directors and Consultants, on such terms and conditions as the Committee deems appropriate (“Other Share-Based Awards”). Other Share-based Awards may be granted subject to achievement of performance goals or the satisfaction other conditions and may be payable in Shares or cash, or in a combination of the two; each as determined by the Committee in the Award Agreement.

12. QUALIFIED PERFORMANCE-BASED COMPENSATION

12.1  Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Stock Awards, Dividend Equivalents or Other Shares-based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 12 shall apply.

12.2  Performance Goals. When Awards are granted under this Section 12, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Awards identified by the Committee as “qualified performance-based compensation.”

The Committee shall use objectively determinable performance goals based on the Performance Factors

12.3  Timing of Establishment of Goals. Performance goals must be pre-established by the Committee. A performance goal is considered pre-established if it is established in writing not later than 90 days after the commencement of the period of service to which the performance goal relates, provided that the outcome is substantially uncertain at the time the Committee actually established the goal. However, in no event will a performance goal be considered pre-established if it is established after 25% of the period of service (as scheduled in good faith at the time the goal is established) has elapsed.

12.4  Certification of Results. The Committee shall certify the performance results for the performance period specified in the Award Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Award based on the achievement of the performance goals and the satisfaction of all other terms of the Award Agreement.

12.5  Death, Disability or Other Circumstances. The Committee may provide in the Award Agreement that Awards under this Section 12 shall be payable, in whole or in part, in the event of the Participant’s death or Disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

13. DEFERRALS

Subject to the terms of an applicable Award Agreement, the Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant in connection with any Award. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

14. WITHHOLDING TAXES.

14.1   Withholding Generally. All Awards under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. Subject to the terms of the applicable Award Agreement, the Company may require that the Participant or other person receiving or exercising Awards pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Awards, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Awards.

14.2   Shares Withholding. When, under applicable tax laws, a participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Participant may satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and will be in writing in a form acceptable to the Committee.

15. PAYMENT FOR SHARE PURCHASES.

Payment for Shares purchased pursuant to this Plan must be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a)	by cancellation of indebtedness of the Company to the Participant;

(b)
by surrender of Shares that either: (1) have been owned by the Participant for more than six months and have been paid for within the meaning of SEC Rule 144; or (2) were obtained by the Participant in the public market;

(c)	by waiver of compensation due or accrued to the Participant for services rendered;

(d)	with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1)
through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2)
through a “margin” commitment from the Participant and a FINRA Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the FINRA Dealer in a margin account as security for a loan from the FINRA Dealer in the amount of the Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(e)   by any combination of the foregoing.

16. PRIVILEGES OF SHAREHOLDER STATUS.

16.1   Voting and Dividends. No Participant will have any of the rights of a Shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a Shareholder and will have all the rights of a Shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are issued pursuant to a Stock Award with restrictions, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Stock Award.

17. NON-TRANSFERABILITY.

Awards of Shares granted under this Plan, and any interest in or derived from the Shares, will not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, Shares that have been vested to Participants, or acquired by Participants through the exercise of Awards, will be transferable by such Participant, subject to restrictions on transfers under the Securities Exchange Act of 1934 and applicable state securities laws. Awards of Options granted under this Plan, and any interest therein, will not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, other than by will or by the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor, or by gift to “immediate family” as that term is defined in 17 C.F.R. 240.16a-1(e). During the lifetime of the Participant an Award will be exercisable only by the Participant. During the lifetime of the Participant, any elections with respect to an Award may be made only by the Participant unless otherwise determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.

18. CERTIFICATES.

All certificates for Shares or other securities delivered under this Plan will be subject to such stop transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

19. ESCROW.

To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

20. EXCHANGE AND BUYOUT OF AWARDS.

The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

21. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.

An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

22. NO OBLIGATION TO EMPLOY.

Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

23. CORPORATE TRANSACTIONS.

23.1   Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the Shareholders of the Company or their relative Share holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the Shareholders of the Company immediately prior to such merger (other than any Shareholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their Shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding Shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor entity to the Company (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor entity may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to Shareholders (after taking into account the existing provisions of the Awards). The successor entity may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar equity interests or other property subject to repurchase restrictions no less favorable to the Participant than the Awards (or Shares, as the case may be) being replaced.  In the event such successor entity (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 23.1, (i) the vesting of any or all Awards granted pursuant to this Plan will accelerate upon a transaction described in this Section 23 and (ii) any or all Options granted pursuant to this Plan will become exercisable in full prior to the consummation of such event . If such Options are not exercised prior to the consummation of the subject transaction, they shall terminate at such time as determined by the Committee.

23.2   Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 23, in the event of the occurrence of any transaction described in Section 23.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

23.3   Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

24. ADOPTION.

This Plan will become effective on the effective date of the adoption by the Board (the “Effective Date”).  Upon the Effective Date, the Committee may grant Awards pursuant to this Plan.

25. TERM OF PLAN/GOVERNING LAW.

Unless earlier terminated as provided herein, no grants of Awards under the Plan may be made after ten (10) years from the date this Plan is adopted by the Committee or, if earlier, the date of Shareholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

26. AMENDMENT OR TERMINATION OF PLAN.

The Board of Directors may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that neither the Board of Directors nor the Committee will, (a) without the approval of the Shareholders of the Company, amend this Plan in any manner that requires such Shareholder approval or (b) without the approval of a Participant, amend such Participant’s Award(s) in a manner adverse to such Participant.

27. NONEXCLUSIVITY OF THE PLAN.

Neither the adoption of this Plan by the Board of Directors, the submission of this Plan to the Shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board of Directors to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Shares options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

28.  ACTION BY COMMITTEE.

Any action permitted or required to be taken by the Committee or Board of Directors or any decision or determination permitted or required to be made by the Committee or Board of Directors pursuant to this Plan shall be taken or made in the Committee’ sole and absolute discretion.

29. NO OBLIGATION TO EXERCISE.

The grant to Participant of an Award shall impose no obligation upon such Participant to exercise such Award.

30. TRANSFERS UPON DEATH

Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised by the Participant’s designated beneficiary, provided that such beneficiary has been designated prior to the Participant’s death.  Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee.  In the absence of any such effective designation, such Awards may be exercised only by the executors and administrators of the Participant’s estate or by the laws of descent and distribution.  No transfer by will or the laws of descent and distribution of any Award, or the right to exercise any Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Award.